Exhibit 10.6

SPONSOR EARNOUT ESCROW AGREEMENT

This SPONSOR EARNOUT ESCROW AGREEMENT, dated as of MAy 16, 2022 (“Agreement”), by and among EdtechX Holdings Acquisition Corp. II, a Delaware corporation (together with its successors, “Parent”), IBIS Capital Sponsor II LLC and IBIS Capital Sponsor II EdtechX LLC and A1 Capital Advisory Asia Limited (collectively, the “Sponsors”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (“Escrow Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (defined below).

WHEREAS, prior to Parent’s initial public offering, the Sponsors purchased an aggregate of 2,875,000 shares of Parent’s Class B common stock, par value $0.001 per share (“Parent Class B Common Stock”);

WHEREAS, Parent has entered into that certain Merger Agreement (the “Merger Agreement”), dated as of the date hereof, by and among Parent, EXHAC Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub I”), EXHAC Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II” and together with Merger Sub I, “Merger Subs”) and zSpace Inc., a Delaware corporation (the “Company”) pursuant to which, on or about the date hereof, Merger Sub I will merge (the “First Merger”) with and into the Company, with the Company surviving the First Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”) and, subsequent to the First Merger, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving the Second Merger as a wholly-owned subsidiary of Parent;

WHEREAS, pursuant to the Merger Agreement, and as a material inducement to the Company to enter into the Merger Agreement, the Sponsors are required to place up to 1,437,500 shares of Parent Class B Common Stock (the “Sponsor Earnout Shares”) into escrow upon the terms and conditions hereof; and

WHEREAS, Parent and the Sponsors desire that the Escrow Agent accept the Sponsor Earnout Shares and Additional Earnout Shares (defined below) in escrow, to be held and disbursed as hereinafter provided.

NOW THEREFORE IT IS AGREED:

1. Appointment of Escrow Agent. Parent and the Sponsors hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Shares. On the Closing Date, a number of shares of Parent Common Stock shall be deposited in escrow, to be held and disbursed subject to the terms and conditions of this Agreement, as follows: (a) 431,250 Sponsor Earnout Shares plus (b) a number of shares equal to 1,006,250 multiplied by 1 minus a fraction the numerator of which is the amount of cash available in the Trust Account immediately prior to the Effective Time after deducting the amount required to satisfy the Parent Redemption Amount (and after giving effect to any redemptions in connection with the approval by Parent’s stockholders of the Extension Proposal) less $30,000,000 and the denominator of which is $40,000,000 (the “Additional Earnout Shares”). Solely for purposes of illustration, if the amount of cash available in the Trust Account immediately prior to the Effective Time after deducting the amount required to satisfy the Parent Redemption Amount is $50,000,000, 431,250 Sponsor Earnout Shares and 503,125 Additional Earnout Shares shall be deposited in escrow.

3. Disbursement of the Sponsor Earnout Shares and Additional Earnout Shares.

3.1 Unless released pursuant to Section 3.3, the Sponsor Earnout Shares and Additional Earnout Shares placed in escrow hereunder shall be held in escrow as follows:

(a) 143,750 Sponsor Earnout Shares plus one-third of the Additional Earnout Shares shall be held in escrow until the VWAP of the shares of Parent Common Stock is greater than or equal to $11.50 per share (subject to adjustment as provided for in the Merger Agreement) for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period and the Surviving Entity, Parent or any direct or indirect Subsidiary thereof consummates an Acquisition Transaction after the First Effective Time;

(b) 143,750 Sponsor Earnout Shares plus one-third of the Additional Earnout Shares shall be held in escrow until the VWAP of the shares of Parent Common Stock is greater than or equal to $12.50 per share (subject to adjustment as provided for in the Merger Agreement) for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period or the Surviving Entity, Parent or any direct or indirect Subsidiary thereof consummates a second Acquisition Transaction in addition to the Acquisition Transaction described in clause (b) hereof after the First Effective Time; and

(c) 143,750 Sponsor Earnout Shares plus one-third of the Additional Earnout Shares shall be held in escrow until the VWAP of the shares of Parent Common Stock is greater than or equal to $13.50 per share (subject to adjustment as provided for in the Merger Agreement) for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period or the consolidated revenues of Parent exceed $100 million in any fiscal year (determined on a pro forma basis with respect to any acquisitions by Parent).

3.2 Upon the achievement of any of the conditions set forth in Sections 3.1(a), 3.1(b) or 3.1(c) above, Parent shall promptly provide notice to the Escrow Agent, in form reasonably acceptable to the Escrow Agent, and the Escrow Agent shall promptly disburse the applicable Sponsor Earnout Shares and Additional Earnout Shares to the Sponsors.

3.3 All of the Sponsor Earnout Shares and Additional Earnout Shares held in escrow pursuant to this Agreement shall be released to the Sponsors irrespective of whether the conditions set forth in Sections 3.1(a), 3.1(b) or 3.1(c) are met if a Change of Control occurs with respect to the Parent.

3.4 Any Sponsor Earnout Shares and Additional Earnout Shares held in escrow and not released (including any dividends on such shares accrued with respect to such shares as described below in Section 4) by the fifth anniversary of the Closing Date shall be cancelled.

3.5. The Escrow Agent shall have no further duties hereunder after the disbursement or cancellation of the Sponsor Earnout Shares and Additional Earnout Shares in accordance with this Section 3.

4. Rights of Sponsors in Sponsor Earnout Shares and Additional Earnout Shares until Earned. The Parties understand and agree that unless and until the Sponsor Earnout Shares and Additional Earnout Shares are earned as provided for herein upon the occurrence of an applicable Milestone Event, (i) the contingent rights to receive any Sponsor Earnout Shares and Additional Earnout Shares shall not be transferable except by operation of Law relating to descent and distribution, divorce and community property or for estate or tax planning purposes, (ii) shall be voted at any meeting or in any written consent on any matter presented to stockholders in accordance with how the majority of outstanding shares voted on such matter are voted and (iii) any dividends declared from the First Effective Time until an applicable Milestone Event is achieved shall accrue and be paid to Sponsor only at the time such applicable Milestone Event is achieved.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent in good faith to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. Subject to Sections 5.7 and 5.8 below, the Escrow Agent shall be indemnified and held harmless by Parent from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Sponsor Earnout Shares held by it hereunder, other than expenses or losses arising from the gross negligence, fraud or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Sponsor Earnout Shares or it may deposit the Sponsor Earnout Shares with the clerk of any appropriate court or it may retain the Sponsor Earnout Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Sponsor Earnout Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from Parent for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from Parent for all reasonable and documented expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, Parent and Sponsors shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn the Sponsor Earnout Shares over to a successor escrow agent appointed by Parent and approved by each of the Sponsors and the Company, which approval will not be unreasonably withheld, conditioned or delayed. If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Sponsor Earnout Shares with any court it reasonably deems appropriate in the State of New York.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by all of the other parties hereto; provided, however, that such resignation shall become effective only upon the appointment of a successor escrow agent selected by Parent and approved by each of the Sponsors and the Company, which approval will not be unreasonably withheld, conditioned or delayed.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence, fraud or willful misconduct.

5.8 Trust Fund Waiver. The Escrow Agent has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder. As to any claim, cross-claim, or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

6.2 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may only be changed, amended, or modified by a writing signed by each of the parties hereto.

6.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.5 Third Party Beneficiaries. Each of the parties to this Agreement acknowledges that the Company is an intended third party beneficiary of this Agreement.

6.6 Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by email or by facsimile transmission:

If to Parent, to:

EdtechX Holdings Acquisition Corp. II

22 Soho Square

London, W1D 4NS

United Kingdom

Attn: Benjamin Vedrenne-Cloquet
E-mail: bvc@ibiscap.com

If to the Sponsors, to:

c/o IBIS Capital LLC

22 Soho Square

London, W1D 4NS

United Kingdom

Attn: Benjamin Vedrenne-Cloquet
E-mail: bvc@ibiscap.com

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Parent

1 State Street, 30th Floor

New York, New York 10004

Attn: Client Administration Dept. / Alwyn Burton

Email: accountadmin@continentalstock.com / ABurton@continentalstock.com

A copy of any notice sent hereunder shall be sent to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attn: Lara Foster, Esq. and David Michaels, Esq.

E-mail: lfoster@fenwick.com; dmichaels@fenwick.com

and:

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Attn: David Alan Miller, Esq. / Jeffrey M. Gallant, Esq.

Email: dmiller@graubard.com / jgallant@graubard.com

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Counterparts. This Agreement may be executed in several counterparts, each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

[Signature Page Follows]

WITNESS the execution of this Agreement as of the date first above written.

PARENT

By:	/s/ Benjamin Vedrenne-Cloquet
Name:	Benjamin Vedrenne-Cloquet
Title:	CEO

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Erika Young
Name:	Erika Young
Title:	VP

SPONSORS:

IBIS CAPITAL SPONSOR II LLC

By:	/s/ Charles McIntyre
Name:	Charles McIntyre
Title:	Chairman

IBIS CAPITAL SPONSOR II EDTECHX LLC

By:	/s/ Benjamin Vedrenne-Cloquet
Name:	Benjamin Vedrenne-Cloquet
Title:	CEO

A1 CAPITAL ADVISORY ASIA LIMITED

By:	/s/ Anop Chirdkiatisak
Name:	Anop Chirdkiatisak
Title:

[Signature Page to Sponsor Earnout Escrow Agreement]

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